                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported): July 27, 2001

                         Centrack International, Inc.
              (Exact name of registrant as specific in its charter)

                                   Delaware
                 (State or other jurisdiction of incorporation)

                     000-27885                     11-3342926
               (Commission File No.)            (IRS Employer
                                                Identification No.)

           1515 N. Federal Hwy., Suite 300, Boca Raton, Florida 33432
              (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (561)367-0589

Item 1. CHANGE IN CONTROL OF REGISTRANT.

        Not applicable.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.
        Not applicable.

Item 3. BANKRUPTCY AND RECEIVERSHIP.

        Not applicable.

Item 4. CHANGES IN REGISTRANT'S ACCOUNTANT.

     The registrant received from its new accounting firm, Baum & Company, P.A., on July 27, 2001 a countersigned copy of the that firm's retainer agreement with the registrant. The registrant has no disclosures to make as to the matters in
Item 304(a)(2)(i) and (ii) of Regulation S-K.

     The registrant has made a determination not to renew its annual retainer relationship with its previous accounting firm, Caruso & Caruso, Certified
Public Accountants, P.A (the "previous accounting firm"). No adverse opinion or disclaimer is contained in the previous accounting firm's report for either of the past two years. The decision to not to renew the annual retainer relationship with the previous accounting firm was approved by the Board of
Directors of the registrant. During the two most recent fiscal years, there has been no disagreement with the dismissed accounting firm regarding any of the matters in Item 304(a)(1)(iv) of Regulation S-K, nor have there been any events of the type listed in Item 304(a)(1)(v) of Regulation S-K.

     The registrant has provided the former accounting firm with a copy of this disclosure.

     The registrant has no disclosures to make regarding Item 304(b) of
Regulation S-K.

     Attached as Exhibit 16.1 is a verified signature copy of a letter from the previous accounting firm, as required by Item 304(a)(3) of Regulation S-K and
Item 601 of Regulation S-B.

Index of Exhibits

Exhibit 16.1 Letter from Caruso & Caruso, Certified Public Accountants, P.A.

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        Not applicable.

Item 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

        Not applicable.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        Not applicable.

Item 8. CHANGES IN FISCAL YEAR.

        Not applicable.

Item 9. REGULATION FD DISCLOSURE.

        Not applicable.

                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Centrack International, Inc.
                                          (Registrant)

                                  /s/ George Weast
                                 ------------------------------
                                      George Weast, President

August 1, 2001
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Date